UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
  _________________________________________________________________
FORM 8-K
 _________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 16, 2020
_________________________________________________________________
Axonics Modulation Technologies, Inc.
(Exact name of registrant as specified in its charter)
_________________________________________________________________

Delaware	001-38721	45-4744083
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
26 Technology Drive
Irvine, California 92618
(Address of principal executive offices) (Zip Code)
(949) 396-6322
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
  _________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of class	Trading symbol	Name of exchange on which registered
Common stock, par value $0.0001 per share	AXNX	Nasdaq Global Select Market

Item 8.01.    Other Events.
Reduction in Base Salary of Company Employees and Cash Retainer for the Company’s Board of Directors
Axonics Modulation Technologies, Inc. (the “Company”) determined that in light of the uncertainty created by the COVID 19 pandemic and its anticipated impact on the Company’s operations, most employees will be taking a temporary 20% reduction in base salary for the remainder of the second quarter of 2020.
The base salary reductions include a 20% reduction for our CEO and all named executive officers, worldwide sales and clinical personnel. Certain manufacturing employees at the lower end of the Company’s compensation range who are working full-time will get a 10% increase in hourly wages. The Board of Directors of the Company (the “Board”) determined that, for the second quarter of 2020, the cash retainer for each director serving on the Board will also be temporarily reduced by 20%.
These reductions in base salary will be effective as of April 16, 2020 and are expected to last through June 30, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXONICS MODULATION TECHNOLOGIES, INC.

Dated: April 16, 2020	By:	/s/ Raymond W. Cohen
Raymond W. Cohen
Chief Executive Officer